SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): Decemer 18, 2003


                          ClearOne Communications Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)


               UTAH                 0-17219                   87-0398877
-----------------------------   ---------------         ----------------------
(State or Other Jurisdiction      (Commission               (IRS Employer
      of Incorporation)           File Number)          Identification Number)


                  1825 Research Way, Salt Lake City, Utah 84119
                  ---------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (801) 975-7200
                                 ---------------
              (Registrant's Telephone Number, Including Area Code)



                       ----------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 4.

On December 18, 2003, ClearOne Communications, Inc. (the "Company") engaged KPMG LLP ("KPMG") as its new independent accountant. This determination followed the Company's decision to seek proposals from independent accountants to audit its financial statements, and was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

During the years ended June 30, 2003 and 2002 and through the date of KPMG's engagement, the Company did not consult KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as defined in
Item 304(a)(1)(v) of Regulation S-K).

The Company did advise KPMG of the reportable events disclosed in the Company's current report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2003, as amended on August 11, September 30, October 16, and November 7, 2003, and provided KPMG with copies of such reports, including copies of the former accountant's letters. The Company received no oral or written advice from KPMG with regard to such events.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CLEARONE COMMUNICATIONS INC.
                                    (The Registrant)



December 23, 2003                   By:  George E. Claffey
                                       -----------------------------------------
                                    Its: Chief Financial Officer